UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2007

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 10, 2007, Affiliated Computer Services, Inc. (the "Company") announced that the suspension of the Exclusivity Agreement, dated March 20, 2007, between Darwin Deason, Chairman of the Board of Directors of the Company, and Cerberus Capital Management, L.P., expired at 11:59 p.m. on August 9, 2007 and that the Exclusivity Agreement is now in effect and is scheduled to expire on November 14, 2007; however, in light of the current conditions of the credit markets, the Special Committee of the Board of Directors, which is comprised of independent directors not affiliated with Mr. Deason, is in discussions with Cerberus and Mr. Deason regarding an extension of the suspension of the Exclusivity Agreement. In addition, the Special Committee is continuing to have discussions with respect to strategic alternatives.

In connection with this announcement, the Company issued a press release on August 10, 2007, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by the Company on August 10, 2007 - "Affiliated Computer Services Issues Statement Regarding Cerberus/Deason Exclusivity Agreement"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

August 10, 2007	By:	John H. Rexford

Name: John H. Rexford
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Affiliated Computer Services Issues Statement Regarding Cerberus/Deason Exclusivity Agreement